EXHIBIT 16

                          MOST HOROWITZ & COMPANY, LLP

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                                                               September 2, 1999

Gentlemen:

         We have read the statements made by Oak Tree Medical Systems, Inc. included under Item 4 of its Form 8-K/A, dated September 2, 1999, and we agree with the statements concerning our Firm in such Form 8-K/A.

                                            Very truly yours,

                                            /S/ MOST HOROWITZ & COMPANY, LLP
                                            --------------------------------
                                            Most Horowitz & Company, LLP